UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2020

Williams Industrial Services Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 770-879-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2020, the Compensation Committee of the Board of Directors of Williams Industrial Services Group Inc. (the “Company”) approved the annual incentive payouts under the Company’s short-term incentive plan for the Company’s named executive officers for the year ended December 31, 2019. This annual incentive compensation information was not included in the Summary Compensation Table included in the Company’s Amendment No. 1 to its Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 17, 2020 (as amended, the “Registration Statement”), because the amount of the payouts had not been determined at the time of filing the Registration Statement. In accordance with applicable rules of the SEC, this Form 8-K is being filed to update certain disclosures previously included in the Registration Statement to reflect the actual payouts to be paid to named executive officers for 2019.

Pursuant to Item 5.02(f) of Form 8-K, with respect to the Non-Equity Incentive Plan Compensation payouts for the Company’s named executive officers previously omitted from the Summary Compensation Table in the Registration Statement, only Messrs. Pagliara, Powers and Petrizzo received such compensation payouts, in the amount of $305,071, $150,000 and $113,547, respectively. Therefore, the Total Compensation amount for each of Messrs. Pagliara, Powers and Petrizzo for the fiscal year ended December 31, 2019 was increased accordingly to $1,488,784, $670,683 and $631,262, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2020

Williams Industrial Services Group Inc.

	By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary